EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$1,629	$—	$—	$1,629
Finance revenues	—	54	(20)	34
Sales and revenues, net	1,629	54	(20)	1,663
Costs of products sold	1,370	—	—	1,370
Restructuring charges	7	—	—	7
Asset impairment charges	2	—	—	2
Selling, general and administrative expenses	176	25	(1)	200
Engineering and product development costs	63	—	—	63
Interest expense	64	20	(2)	82
Other (income) expense, net	13	(4)	(17)	(8)
Total costs and expenses	1,695	41	(20)	1,716
Equity in income of non-consolidated affiliates	3	—	—	3
Income (loss) before equity income from financial services operations and income tax	(63)	13	—	(50)
Equity income from financial services operations	9	—	(9)	—
Income (loss) before income tax	(54)	13	(9)	(50)
Income tax expense	—	(4)	—	(4)
Net income (loss)	(54)	9	(9)	(54)
Less: Income attributable to non-controlling interests	8	—	—	8
Net income (loss) attributable to Navistar International Corporation	$(62)	$9	$(9)	$(62)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$1,730	$—	$—	$1,730
Finance revenues	—	59	(24)	35
Sales and revenues, net	1,730	59	(24)	1,765
Costs of products sold	1,466	—	—	1,466
Restructuring charges	3	—	—	3
Asset impairment charges	2	—	—	2
Selling, general and administrative expenses	185	21	(1)	205
Engineering and product development costs	58	—	—	58
Interest expense	64	19	(2)	81
Other (income) expense, net	6	(7)	(21)	(22)
Total costs and expenses	1,784	33	(24)	1,793
Equity in loss of non-consolidated affiliates	(1)	—	—	(1)
Income (loss) before equity income from financial services operations and income tax	(55)	26	—	(29)
Equity income from financial services operations	15	—	(15)	—
Income (loss) before income tax	(40)	26	(15)	(29)
Income tax benefit (expense)	16	(11)	—	5
Net income (loss)	(24)	15	(15)	(24)
Less: Income attributable to non-controlling interests	9	—	—	9
Net income (loss) attributable to Navistar International Corporation	$(33)	$15	$(15)	$(33)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of January 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$506	$67	$—	$573
Marketable securities	191	7	—	198
Restricted cash	23	74	—	97
Finance and other receivables, net	279	1,597	(234)	1,642
Inventories	1,012	10	—	1,022
Goodwill	38	—	—	38
Property and equipment, net	1,045	245	—	1,290
Investments in and advances to financial services operations	459	—	(459)	—
Investments in non-consolidated affiliates	53	—	—	53
Deferred taxes, net	158	4	—	162
Other assets	300	19	—	319
Total assets	$4,064	$2,023	$(693)	$5,394
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,261	$19	$(234)	$1,046
Debt	3,395	1,470	—	4,865
Postretirement benefits liabilities	3,065	—	—	3,065
Other liabilities	1,672	75	—	1,747
Total liabilities	9,393	1,564	(234)	10,723
Stockholders' equity attributable to non-controlling interest	4	—	—	4
Stockholders' equity (deficit) attributable to controlling interest	(5,333)	459	(459)	(5,333)
Total liabilities and stockholders' equity (deficit)	$4,064	$2,023	$(693)	$5,394

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$761	$43	$—	$804
Marketable securities	39	7	—	46
Restricted cash	22	90	—	112
Finance and other receivables, net	292	1,952	(275)	1,969
Inventories	930	14	—	944
Goodwill	38	—	—	38
Property and equipment, net	980	261	—	1,241
Investments in and advances to financial services operations	466	—	(466)	—
Investments in non-consolidated affiliates	53	—	—	53
Deferred taxes, net	157	4	—	161
Other assets	265	20	—	285
Total assets	$4,003	$2,391	$(741)	$5,653
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,345	$43	$(275)	$1,113
Debt	3,096	1,808	—	4,904
Postretirement benefits liabilities	3,098	—	—	3,098
Other liabilities	1,757	74	—	1,831
Total liabilities	9,296	1,925	(275)	10,946
Stockholders' equity attributable to non-controlling interest	5	—	—	5
Stockholders' equity (deficit) attributable to controlling interest	(5,298)	466	(466)	(5,298)
Total liabilities and stockholders' equity (deficit)	$4,003	$2,391	$(741)	$5,653

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(54)	$9	$(9)	$(54)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	36	1	—	37
Depreciation of equipment leased to others	10	12	—	22
Amortization of debt issuance costs and discount	6	4	—	10
Asset impairment charges	2	—	—	2
Equity in income of non-consolidated affiliates	(3)	—	—	(3)
Equity in income of financial services affiliates	(9)	—	9	—
Dividends from non-consolidated affiliates	6	—	—	6
Change in intercompany receivables and payables	10	(10)	—	—
Other, net	(233)	235	—	2
Net cash provided by (used in) operating activities	(229)	251	—	22
Cash flows from investing activities
Purchases of marketable securities	(212)	—	—	(212)
Sales of marketable securities	59	—	—	59
Maturities of marketable securities	1	—	—	1
Net change in restricted cash and cash equivalents	—	15	—	15
Capital expenditures	(46)	—	—	(46)
Purchase of equipment leased to others	(13)	(11)	—	(24)
Other investing activities	(2)	2	—	—
Net cash provided by (used in) investing activities	(213)	6	—	(207)
Net cash provided by (used in) financing activities	188	(241)	—	(53)
Effect of exchange rate changes on cash and cash equivalents	(1)	8	—	7
Increase (decrease) in cash and cash equivalents	(255)	24	—	(231)
Cash and cash equivalents at beginning of the period	761	43	—	804
Cash and cash equivalents at end of the period	$506	$67	$—	$573

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(24)	$15	$(15)	$(24)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	39	—	—	39
Depreciation of equipment leased to others	7	12	—	19
Amortization of debt issuance costs and discount	6	3	—	9
Deferred income taxes	(17)	(1)	—	(18)
Asset impairment charges	2	—	—	2
Equity in loss of non-consolidated affiliates	1	—	—	1
Equity in income of financial services operations	(15)	—	15	—
Change in intercompany receivables and payables(A)	74	(74)	—	—
Other, net(A)	(423)	293	—	(130)
Net cash provided by (used in) operating activities(A)	(350)	248	—	(102)
Cash flows from investing activities
Purchases of marketable securities	(117)	—	—	(117)
Sales of marketable securities	115	—	—	115
Maturities of marketable securities	9	—	—	9
Net change in restricted cash and cash equivalents	2	(3)	—	(1)
Capital expenditures	(29)	—	—	(29)
Purchase of equipment leased to others	(1)	(48)	—	(49)
Other investing activities	1	12	—	13
Net cash used in investing activities	(20)	(39)	—	(59)
Net cash provided by (used in) financing activities(A)	44	(219)	—	(175)
Effect of exchange rate changes on cash and cash equivalents	(7)	10	—	3
Decrease in cash and cash equivalents	(333)	—	—	(333)
Cash and cash equivalents at beginning of the period	877	35	—	912
Cash and cash equivalents at end of the period	$544	$35	$—	$579
_________________________

(A)
Adjustments are made to Change in intercompany receivables and payables and Other, net within the Net cash provided by (used in) operating activities as well as Net cash provided by (used in) financing activities section to conform to the 2016 presentation. The reclassification did not impact our Consolidated Statements of Cash Flows.